Exhibit 10.03

                   FINANCIAL SERVICES AGREEMENT

     THIS FINANCIAL SERVICES AGREEMENT is entered into this 1st day of October, 2001, by and between PLASTICS MFG. COMPANY, a corporation organized and existing under the laws of the State of Wisconsin, having its principal place of business at W190 N11701 Moldmakers Way, Germantown, Wisconsin 53022 (the "Company") and MOLDMAKERS LEASING & INVESTMENTS LIMITED PARTNERSHIP, LLP, a limited liability partnership organized and existing under the laws of the State of Wisconsin having its principal place of business at Wl88 N11707 Maple Road, Germantown, Wisconsin 53022 ("MML").

                           W I T N E S S E T H :

     WHEREAS, the Company is in the business of manufacturing plastic molded parts; and

     WHEREAS, as part of its regular business, MML engages in financial services, including making arrangements for equipment and real estate leases, commercial and bank loans, financial advice and other services requiring financial expertise; and

     WHEREAS, the Company and MML have agreed that MML will perform financial services for the Company on a monthly basis and that the Company has agreed to pay MML in the form of compensation therefor an orderly reduction of said deposit.

     NOW, THEREFORE, in consideration of the premises and mutual covenant hereinafter contained, the parties agree as follows:

     1.   THE SERVICES

     MML agrees to provide financial and consulting and reference services for the Company throughout the term of this Agreement. Such services shall include arrangements for equipment leases and other leases, arrangements and references for bank loans and other commercial lending arrangements, and financial advice and expertise. The Company recognizes that its success and growth is partly dependent on such services.

     2.   PAYMENT FOR SERVICES

     The Company shall pay MML a Financial Services Fee at the rate of $50,000.00 per month throughout the term of this Agreement. Such fees may be paid, or accrued, by means of a reduction in the deposit due MML.

     3.   INDEPENDENT CONTRACTOR

     MML acknowledges and agrees that it is an independent contractor and not an employee of the Company.

     4.   TERM

      This Agreement shall be effective beginning as of October 1, 2001 and shall continue until terminated by written notice, of either party given no less than thirty (30) days prior to the termination date
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     5.   NOTICES

     All notices and billings shall be in writing and sent via first class mail to the Company and MML at their respective addresses set forth at the beginning of this Agreement, or to such other address as either party shall notify the other party by notice given hereunder.

     6.   GENERAL PROVISIONS

     a. MML shall not assign this Agreement or delegate its duties hereunder and shall not subcontract any of the services to be performed hereunder without the prior written consent of the Company.

     b. MML shall perform the services described herein as an independent contractor and shall not be considered an employee, partner, or joint venturer of the Company or otherwise related to the Company for any purpose.

     c. This Agreement shall be governed by the laws of the State of Wisconsin.

     d. This Agreement constitutes the entire understanding between MML and the Company respecting the services described herein.

     e. The failure of either party to exercise its rights under this Agreement shall not be deemed to be a waiver of such rights or a waiver of any subsequent breach.

     IN WITNESS WHEREOF, the partes hereto have duly executed this Agreement as of the date first above written.

                                   Plastics Mfg. Company (the "Company")

                              By:  MARK G. SELLERS
                                   Mark G. Sellers, President

                                   Moldmakers Leasing & Investments
                                      Limited Partnership, LLP ("MML")

                              By:  SCOTT W. SCAMPINI
                                   Scott W. Scampini, Partner